UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 11, 2018

814-00201
(Commission File Number)

MVC CAPITAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE, 943346760
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

287 Bowman Avenue
2nd Floor
Purchase, NY 10577
(Address of registrant's principal executive office)

914-701-0310
(Registrant's telephone number)
_______________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events

On October 11, 2018 (the “Effective Date”), the Company entered into a Rule 10b5-1 Stock Repurchase Plan (the “10b5-1 Plan”) that qualifies for the safe harbors provided by Rules 10b5-1 and 10b-18 under the Securities Exchange Act of 1934 (the “Exchange Act”). Pursuant to the 10b5-1 Plan, an independent broker will make purchases of shares of the Company’s common stock (“Shares”) on the open market on behalf of the Company (including block purchases as permitted under Rule 10b-18(b)(4)) in accordance with purchase guidelines specified in the 10b5-1 Plan. The 10b5-1 Plan was established pursuant to the stock repurchase program approved by the Board on September 18, 2018.

The maximum aggregate purchase price of all Shares purchased under the 10b5-1 Plan is $10 million less the purchase price for any Shares purchased by the Company during the period from September 18, 2018 to, but not including, the Effective Date and less the purchase price for any Shares purchased by the Company pursuant to any tender offer completed after the Effective Date. The 10b5-1 Plan shall commence on the Effective Date and terminate upon the earlier to occur of: (i) the Company’s purchasing the maximum number of Shares under the 10b5-1 Plan; and (ii) March 15, 2019. The Company reserves the right to terminate the 10b5-1 Plan in the event that the Company commences a tender offer for the Shares in accordance with Rule 13e-4 under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC CAPITAL, INC.

By:	/s/ Michael Tokarz
Michael Tokarz
Chairman

Dated: October 12, 2018